Exhibit 99

Introduction

On March 25, 2007, the Company entered into an agreement to sell its surgery centers division to a newly formed affiliate of TPG. On January 27, 2007, the Company entered into an agreement to sell its outpatient division to Select Medical Corporation. As a result of the foregoing, the Company’s surgery centers and outpatient divisions will be reported in discontinued operations for the quarterly period ending March 31, 2007 in accordance with FASB Statement No. 144. The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2006, 2005, and 2004 present the results of operations of the Company assuming the sale of the surgery centers and outpatient divisions had been consummated as of January 1, 2004, including reporting any facilities of these divisions that are not part of these transactions, and will be closed, in discontinued operations. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2006 presents the historical condensed consolidated balance sheet of the Company as if these transactions and closures occurred on December 31, 2006.

In addition, the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2006, 2005, and 2004 and the unaudited pro forma condensed consolidated balance sheet as of December 31, 2006 present the results of operations and financial position of the Company assuming the diagnostic division met the requirements of FASB Statement No. 144 to be reported in discontinued operations as of December 31, 2006. In accordance with FASB Statement No. 144, the Company reclassified the results of operations for current and prior periods into a single caption titled Loss from discontinued operations, net of income tax expense. In addition, the Company classified the assets and liabilities of the diagnostic division as current and noncurrent assets and liabilities of discontinued operations in its condensed consolidated balance sheet.

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2006 and the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2006, 2005, and 2004, and the accompanying notes thereto, have been prepared to illustrate the effects of the sale of the surgery centers and outpatient divisions, as well as the closure of any facilities of these divisions that are not part of the transactions, on the historical financial position and results of operations of the Company, and to illustrate the effects of reporting the diagnostic division in discontinued operations. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2006 reflects the assets, liabilities, and shareholders’ deficit of the Company after giving effect to the elimination of the assets and liabilities relating to the surgery and outpatient divisions, the estimated gain on the sale of the surgery centers and outpatient divisions, the receipt of the sale proceeds, and the use of the assumed net proceeds to reduce obligations under the Company’s Credit Agreement (as defined in Note 9, Long-term Debt, to the consolidated financial statements accompanying our Current Report on Form 8-K filed on March 30, 2007), assuming the sale transactions had been consummated on, and any applicable facility closures occurred on, December 31, 2006. The unaudited pro forma condensed consolidated statements of operations reflect the elimination of the operating results of the surgery centers and outpatient divisions as if the sale transactions had occurred on January 1, 2004. The Company does not allocate corporate overhead to its operating divisions; therefore, the pro forma condensed consolidated statements of operations do not include an adjustment for allocation of corporate overhead to the divisions.

The unaudited pro forma condensed consolidated financial statements and related notes are presented for informational purposes only. The pro forma data is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had it completed these transactions at the respective dates indicated. The pro forma adjustments presented herein are based on estimates and certain information that is currently available and may change as additional information becomes available. In addition, the unaudited pro forma condensed consolidated financial statements do not purport to project the future financial position or operating results of the Company. In the opinion of management, all necessary adjustments to the unaudited pro forma financial information have been made.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and the respective historical financial information from which it was derived, which includes the Company’s Annual Report and its Current Report on Form 8-K filed on March 30, 2007.

HealthSouth Corporation

Pro Forma Condensed Consolidated Balance Sheet

(Unaudited)

	As of December 31, 2006
	As Originally Reported	(a) Surgery Centers Division		(b) Outpatient Division		(c) Diagnostic Division	Transactions		Pro Forma
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$ 40.6	$ (7.8)		$ (0.6)		$ (1.0)	$ 1,097.6	(d)	$ 31.2
							(1,097.6)	(d)
Current portion of restricted cash	99.6	(35.9)		–		–	–		63.7
Current portion of restricted marketable securities	37.5	–		–		–	–		37.5
Accounts receivable, net	367.4	(84.4)		(37.0)		(26.9)	–		219.1
Insurance recoveries receivable	230.0	–		–		–	–		230.0
Current assets of discontinued operations	13.8	11.5	(e)	(0.5)	(e)	30.1	–		54.9
Other current assets	91.4	(9.1)		(1.8)		(2.2)	–		78.3
Total current assets	880.3	(125.7)		(39.9)		–	–		714.7
Property and equipment, net	1,096.0	(181.2)		(32.7)		(69.8)	–		812.3
Goodwill	896.9	(462.5)		(28.4)		–	–		406.0
Intangible assets, net	54.1	(17.0)		(3.7)		(4.2)	–		29.2
Investment in and advances to nonconsolidated affiliates	59.3	(20.2)		–		(0.7)	–		38.4
Assets of discontinued operations	8.9	10.3	(e)	1.2	(e)	74.7	–		95.1
Other long-term assets	364.1	(2.7)		(0.3)		–	–		361.1
Total assets	$ 3,359.6	$ (799.0)		$ (103.8)		$ –	$ –		$ 2,456.8
Liabilities and Shareholders’ Deficit
Current liabilities:
Current portion of long-term debt	$ 37.0	$ (2.2)		$ (0.7)		$ (0.5)	$ –		$ 33.6
Accounts payable	105.1	(22.2)		(2.8)		(11.4)	–		68.7
Accrued expenses and other current liabilities	444.3	(45.3)		(17.2)		(8.3)	15.0	(f)	388.5
Refunds due patients and other third-party payors	100.4	(5.5)		(1.6)		–	–		93.3
Current portion of government, class action, and related settlements	570.6	–		–		–	–		570.6
Current liabilities of discontinued operations	4.2	12.4	(e)	6.0	(e)	20.2	–		42.8
Total current liabilities	1,261.6	(62.8)		(16.3)		–	15.0		1,197.5
Long-term debt, net of current portion	3,365.3	(17.9)		(2.2)		(2.1)	(1,097.6)	(d)	2,245.5
Liabilities of discontinued operations	3.8	3.0	(e)	–	(e)	6.5	–		13.3
Government, class action, and related settlements, net of current portion	–	–		–		–	–		–
Other long-term liabilities	255.0	(7.2)		(3.0)		(4.4)	(58.5)	(g)	181.9
	4,885.7	(84.9)		(21.5)		–	(1,141.1)		3,638.2
Commitments and contingencies
Minority interests in equity of consolidated affiliates	271.1	(141.5)		(1.1)		–	–		128.5
Convertible perpetual preferred stock	387.4	–		–		–	–		387.4

Shareholders' deficit	(2,184.6)	(572.6)		(81.2)		–	1,141.1	(h)	(1,697.3)
Total liabilities and shareholders’ deficit	$ 3,359.6	$ (799.0)		$ (103.8)		$ –	$ –		$ 2,456.8

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated balance sheet.

HealthSouth Corporation

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

	For the year ended December 31, 2006
	As Originally Reported	(a) Surgery Centers Division	(b) Outpatient Division	(c) Diagnostic Division	Transactions		Pro Forma
	(In Millions, Except Per Share Data)
Net operating revenues	$ 3,000.1	$ (737.0)	$ (326.6)	$ (186.9)	$ –		$ 1,749.6
Operating expenses:
Salaries and benefits	1,398.4	(240.6)	(188.0)	(54.8)	–		915.0
Professional and medical director fees	72.0	(7.5)	(2.1)	(30.6)	–		31.8
Supplies	287.8	(171.2)	(2.7)	(8.2)	–		105.7
Other operating expenses	457.2	(104.9)	(36.6)	(49.0)	–		266.7
Provision for doubtful accounts	119.3	(14.5)	(11.6)	(42.5)	–		50.7
Depreciation and amortization	148.2	(29.4)	(13.7)	(17.6)	–		87.5
Occupancy costs	141.4	(30.4)	(44.5)	(8.3)	–		58.2
Recovery of amounts due from Richard M. Scrushy	(47.8)	–	–	–	–		(47.8)
(Gain) loss on disposal of assets	(4.5)	9.8	0.2	0.9	–		6.4
Impairment of intangible and long-lived assets	15.2	(2.4)	(1.0)	(1.8)	–		10.0
Government, class action, and related settlements expense	38.8	(0.1)	–	–	–		38.7
Professional fees—accounting, tax, and legal	163.6	(1.4)	(0.1)	(0.8)	–		161.3
Total operating expenses	2,789.6	(592.6)	(300.1)	(212.7)	–		1,684.2
Loss on early extinguishment of debt	365.6	–	–	–	–		365.6
Interest expense and amortization of debt discounts and fees	335.1	(6.3)	(5.3)	(1.0)	(94.3)	(i)	228.2
Interest income	(15.7)	5.5	0.4	0.2	–		(9.6)
Loss on sale of investments	1.9	(0.7)	–	–	–		1.2
Loss on interest rate swap	10.5	–	–	–	–		10.5
Equity in net income of nonconsolidated affiliates	(21.3)	12.2	–	0.6	–		(8.5)
Minority interests in earnings of consolidated affiliates	92.3	(63.3)	0.2	(1.4)	–		27.8
Loss from continuing operations before income tax expense	(557.9)	(91.8)	(21.8)	27.4	94.3		(549.8)
Provision for income tax expense	41.1	(22.6)	(0.7)	(1.0)	–	(j)	16.8
Loss from continuing operations	(599.0)	(69.2)	(21.1)	28.4	94.3		(566.6)
Convertible perpetual preferred dividends	(22.2)	–	–	–	–		(22.2)
Loss from continuing operations available to common
shareholders	$ (621.2)	$ (69.2)	$ (21.1)	$ 28.4	$ 94.3		$ (588.8)
Weighted average common shares outstanding:
Basic	79.5						79.5
Diluted	90.3						90.3
Basic and diluted loss per common share:
Loss from continuing operations available to common
shareholders	$ (7.81)						$ (7.41)

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial statement.

HealthSouth Corporation

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

	For the year ended December 31, 2005
	As Originally Reported	(a) Surgery Centers Division	(b) Outpatient Division	(c) Diagnostic Division	Transactions		Pro Forma
	(In Millions, Except Per Share Data)
Net operating revenues	$ 3,117.0	$ (755.5)	$ (371.1)	$ (197.5)	$ –		$ 1,792.9
Operating expenses:
Salaries and benefits	1,386.1	(249.3)	(212.6)	(51.0)	–		873.2
Professional and medical director fees	71.6	(8.8)	(3.4)	(30.3)	–		29.1
Supplies	294.2	(174.9)	(3.5)	(9.2)	–		106.6
Other operating expenses	540.4	(114.9)	(43.3)	(38.8)	–		343.4
Provision for doubtful accounts	94.3	(13.8)	(7.1)	(32.6)	–		40.8
Depreciation and amortization	162.6	(35.6)	(13.2)	(23.4)	–		90.4
Occupancy costs	113.1	(29.2)	(53.3)	(5.9)	–		24.7
Recovery of amounts due from Meadowbrook	(37.9)	–	–	–	–		(37.9)
Loss on disposal of assets	16.6	(1.1)	(2.6)	(1.4)	–		11.5
Impairment of intangible and long-lived assets	43.3	(3.9)	(0.8)	(3.5)	–		35.1
Government, class action, and related settlements expense	215.0	–	–	–	–		215.0
Professional fees—accounting, tax, and legal	169.8	–	(0.7)	–	–		169.1
Total operating expenses	3,069.1	(631.5)	(340.5)	(196.1)	–		1,901.0
Interest expense and amortization of debt discounts and fees	337.5	(6.4)	(2.5)	(2.5)	(89.6)	(i)	236.5
Interest income	(17.1)	3.1	0.5	0.1	–		(13.4)
Loss (gain) on sale of investments	0.1	(3.4)	–	–	–		(3.3)
Equity in net income of nonconsolidated affiliates	(29.4)	16.7	0.1	–	–		(12.6)
Minority interests in earnings of consolidated affiliates	97.2	(55.4)	1.0	0.6	–		43.4
Loss from continuing operations before income tax expense	(340.4)	(78.6)	(29.7)	0.4	89.6		(358.7)
Provision for income tax expense	38.4	(21.4)	(0.2)	(0.5)	–	(j)	16.3
Loss from continuing operations	$ (378.8)	$ (57.2)	$ (29.5)	$ 0.9	$ 89.6		$ (375.0)
Weighted average common shares outstanding:
Basic	79.3						79.3
Diluted	79.6						79.6
Basic and diluted loss per share:
Loss from continuing operations	$ (4.77)						$ (4.73)

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial statement.

HealthSouth Corporation

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

	For the year ended December 31, 2004
	As Originally Reported	(a) Surgery Centers Division	(b) Outpatient Division	(c) Diagnostic Division	Transactions		Pro Forma
	(In Millions, Except Per Share Data)
Net operating revenues	$ 3,409.7	$ (794.3)	$ (431.1)	$ (197.7)	$ –		$ 1,986.6
Operating expenses:
Salaries and benefits	1,571.8	(256.5)	(241.1)	(51.8)	–		1,022.4
Professional and medical director fees	72.3	(8.2)	(5.1)	(35.2)	–		23.8
Supplies	318.2	(183.7)	(4.9)	(10.3)	–		119.3
Other operating expenses	428.2	(110.0)	(44.5)	(33.0)	–		240.7
Provision for doubtful accounts	109.6	(13.3)	(18.0)	(35.0)	–		43.3
Depreciation and amortization	172.2	(36.2)	(14.1)	(21.9)	–		100.0
Occupancy costs	152.4	(29.9)	(59.0)	(8.6)	–		54.9
Loss on disposal of assets	10.2	(2.1)	(2.3)	(1.8)	–		4.0
Impairment of intangible and long-lived assets	36.5	(2.0)	(3.5)	(0.8)	–		30.2
Professional fees—accounting, tax, and legal	206.2	–	–	–	–		206.2
Total operating expenses	3,077.6	(641.9)	(392.5)	(198.4)	–		1,844.8
Interest expense and amortization of debt discounts and fees	301.4	(6.7)	(1.5)	(1.9)	(89.6)	(i)	201.7
Interest income	(13.1)	1.3	0.2	–	–		(11.6)
Gain on sale of investments	(4.0)	2.9	–	0.6	–		(0.5)
Equity in net income of nonconsolidated affiliates	(9.9)	(2.6)	0.1	–	–		(12.4)
Minority interests in earnings of consolidated affiliates	95.0	(61.5)	0.1	(1.9)	–		31.7
Loss from continuing operations before income tax expense
(benefit)	(37.3)	(85.8)	(37.5)	3.9	89.6		(67.1)
Provision for income tax expense (benefit)	11.9	(15.3)	(0.5)	(0.1)	–	(j)	(4.0)
Loss from continuing operations	$ (49.2)	$ (70.5)	$ (37.0)	$ 4.0	$ 89.6		$ (63.1)
Weighted average common shares outstanding:
Basic	79.3						79.3
Diluted	79.5						79.5
Basic and diluted loss per share:
Loss from continuing operations	$ (0.62)						$ (0.80)

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial statement.

Note 1. Basis of Pro Forma Presentation

On March 25, 2007, the Company entered into an agreement to sell its surgery centers division to a newly formed affiliate of TPG. In accordance with the agreement, the Company estimates it will receive approximately $870.8 million in net proceeds at closing, which amount is subject to certain adjustments. Any facility of this division that is not part of the transaction will be closed and reported in discontinued operations.

On January 27, 2007, the Company entered into an agreement to sell its outpatient division to Select Medical Corporation. In accordance with the agreement, the Company estimates it will receive approximately $226.8 million in net proceeds at closing, which amount is subject to certain adjustments. Any facility of this division that is not part of the transaction will be closed and reported in discontinued operations.

The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2006, 2005, and 2004 present the results of operations of the Company assuming the sales of the surgery centers and outpatient divisions had been consummated as of January 1, 2004. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2006 presents the Company’s financial position assuming the sales of the surgery centers and outpatient divisions had been consummated as of December 31, 2006.

In addition, the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2006, 2005, and 2004 and the unaudited pro forma condensed consolidated balance sheet as of December 31, 2006 present the results of operations and financial position of the Company assuming the diagnostic division met the requirements of FASB Statement No. 144 to be reported in discontinued operations as of December 31, 2006. In accordance with FASB Statement No. 144, the Company reclassified the results of operations for current and prior periods into a single caption titled Loss from discontinued operations, net of income tax expense. In addition, the Company classified the assets and liabilities of the diagnostic division as current and noncurrent assets and liabilities of discontinued operations in its condensed consolidated balance sheet.

Amounts in the column labeled “As Originally Reported” in the pro forma condensed consolidated financial statements represent the historical amounts as originally reported by the Company in its Annual Report and its Current Report on Form 8-K filed on March 30, 2007.

Note 2. Pro Forma Adjustments

The historical condensed consolidated financial statements have been adjusted to give effect to pro forma events that are (1) directly attributable to the proposed sales of the surgery centers and outpatient divisions and the reporting of the diagnostic division in discontinued operations; (2) factually supportable; and, as they relate to the statement of operations, (3) expected to have a continuing impact on the Company’s consolidated results. The Company does not allocate corporate overhead to its operating divisions; therefore, the pro forma condensed consolidated statements of operations do not include an allocation of corporate overhead to the divisions. The following pro forma adjustments are included:

(a)

To eliminate the financial results, assets, and liabilities related to the proposed sale of the surgery centers division and to reclassify to discontinued operations the financial results, assets, and liabilities of the portion of the division not being sold. See footnote (e).

(b)

To eliminate the financial results, assets, and liabilities related to the proposed sale of the outpatient division and to reclassify to discontinued operations the financial results, assets, and liabilities of the portion of the division not being sold. See footnote (e).

(c)	To report the diagnostic division in discontinued operations

(d)

To record the receipt and use of the estimated $870.8 million in net sale proceeds from the surgery centers division and the estimated $226.8 million in net sale proceeds from the outpatient division to reduce obligations under the Company’s Credit Agreement. See footnote (h).

(e)	To reclassify to discontinued operations the assets and liabilities of the portion of the division not being sold.

(f)	To record estimated post-closing adjustments associated with the proposed sale of the surgery centers division. See footnote (h).

(g)

Approximately $47.5 million of this adjustment relates to the reduction of deferred tax liabilities associated with certain indefinite lived assets of the surgery centers division. Approximately $11.0 million of this adjustment relates to the reduction in deferred tax liabilities that were historically established as a result of carrying value differences in partnerships resulting from accounting adjustments for past years for which the Company is precluded from filing amended partnership returns due to the statute of limitations being closed. See footnote (h).

(h)	To record the estimated gain on disposition of the surgery centers and outpatient divisions (in millions):

	Surgery Centers		Outpatient
Purchase price	$ 920.0		$ 245.0
Debt assumed by purchaser	(16.9)		(2.9)
Less estimated deal and separation costs	(32.3)		(15.3)
Estimated net sale proceeds at closing	870.8		226.8
Less estimated post-closing adjustments	(15.0)		–
Less net assets sold	(572.6)		(81.2)
Estimated gain before income taxes	283.2		145.6
Income taxes (j)	58.3	(g)	0.2	(g)
Estimated net gain	$ 341.5	*	$ 145.8	**

* We estimate the net gain on the proposed sale of the surgery centers division to approximate $325 million to $360 million.

** We estimate the net gain on the proposed sale of the outpatient division to approximate $120 million to $155 million.

(i)

To record the estimated reduction of interest expense resulting from the use of sale proceeds to reduce the Company’s long-term debt obligations. The Company utilized a weighted-average interest rate for these estimations based on the borrowings outstanding during each year. The Company’s weighted-average interest rate increased in 2006 due to its recapitalization transactions (see Note 9, Long-term Debt, of the notes to the consolidated financial statements included in the Company’s Current Report on Form 8-K filed on March 30, 2007). Hence, the estimated pro forma interest adjustment is higher in 2006 than in 2005 and 2004.

(j)

See footnote (g). No additional tax expense or benefit is expected to be recognized due to existing net operating loss carryforwards offset with the Company’s previously recognized valuation allowances.

Note 3. Pro Forma Condensed Consolidated Loss from Continuing Operations Available to Common Shareholders

In accordance with FASB Statement No. 128, Earnings per Share, there is no separate computation of diluted earnings per common share because the as originally reported and pro forma results reflect an operating loss.